EXHIBIT 23.2


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No.1 to Registration Statement on Form S-8 (333-122269) of our report dated March 11, 2005 relating to the financial statements of Marathon Ashland Petroleum LLC, which appears in Ashland Inc.'s Annual Report on Form 10-K/A Amendment No. 1 for the fiscal year ended September 30, 2004.



/s/PricewaterhouseCoopers LLP

Houston, Texas
August 9, 2005